QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40323, 333-57521 and 333-59610) and Form S-3 (Nos. 333-73333, 333-86825 and 333-55554) of CenterSpan Communications Corporation and subsidiaries (fka Thrustmaster, Inc.) of our report dated January 25, 1999 relating to the financial statements for the year ended December 31, 1998, which appears in this Form 10-K/A-2.

PricewaterhouseCoopers LLP

Portland, Oregon
August 20, 2001

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS